EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy Disputes Baseless Allegations in Recycled Law Suit
filed over Ecuador Oilfield Development Contract

CALGARY, ALBERTA (May 10, 2013) – Ivanhoe Energy (TSX: IE; NASDAQ: IVAN) announced today that reported allegations contained in a recently filed lawsuit in Vancouver, British Columbia against Ivanhoe Energy, its subsidiaries Ivanhoe Energy Latin America and Ivanhoe Energy Ecuador and shareholder Robert Friedland, are false and without merit.  The new suit, filed by Cotundo Minerales S.A. (Cotundo), an Ecuadorian corporation, contains recycled allegations about Ivanhoe Energy’s contract on the Pungarayacu heavy oil field, which were dismissed previously in the United States (U.S.) federal court system.

The previous suit, alleging the same and even more extreme claims against these and other defendants, was filed in 2008 by Cotundo and its principal, Jack Grynberg, in Colorado.  Mr. Grynberg has a long history of filing lawsuits as part of his business activities.  The U.S. District Court for the District of Colorado dismissed the claims in September 2009 for lack of jurisdiction, denied the plaintiffs’ attempt to have the case transferred to the U.S. District Court for the Eastern District of California, issued sanctions against the associated individuals and companies for making baseless allegations and subsequently ordered them to pay a substantial amount of the defendants’ attorneys’ fees, which was an unusual step in the U.S. courts. The Colorado District Court’s decision rested, in part, on the conclusion that the allegations did not “likely have merit”. In July 2012, the U.S. Court of Appeals for the Tenth Circuit strongly affirmed the District Court’s rulings in a detailed 50-page written judgment.

The Company intends to vigorously defend the new lawsuit. Ivanhoe Energy does not believe that this lawsuit will impede its initiatives to develop Block 20 (including the Pungarayacu oil field).

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Ivanhoe Energy Hilary McMeekin Manager, Corporate Communications (403) 817 1108 hmcmeekin@ivanhoeenergy.com